Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LINEAGE CELL THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION: (A) IS NOT MATERIAL AND (B) WOULD LIKELY CAUSE COMPETITIVE HARM TO LINEAGE CELL THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

SECOND AMENDMENT TO CLINICAL TRIAL AND OPTION AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) is made the 6th day of May, 2020 (“Amendment Effective Date”)

BETWEEN:

CANCER RESEARCH UK a company limited by guarantee registered under number 4325234 and a charity registered under number 1089464 of 2 Redman Place, Stratford, London, E20 1JQ, England (the “Charity”);

CANCER RESEARCH TECHNOLOGY LIMITED a company registered in England and Wales with number 1626049 and registered office at 2 Redman Place, Stratford, London, E20 1JQ, England (“CRT”);

ASTERIAS BIOTHERAPEUTICS, INC., a Delaware corporation and subsidiary of Lineage Cell Therapeutics, Inc., a California corporation, with its principal place of business at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, USA (“Asterias”); and

LINEAGE CELL THERAPEUTICS, INC., a California corporation with its principal place of business at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, USA (“Lineage Cell” and the “Company,” and, together with Asterias, the Charity and CRT, the “Parties”).

WHEREAS:

(A)	The Parties entered into that certain Clinical Trial and Option Agreement dated September 8, 2014, as amended by an amendment agreement made between the Charity, CRT and Asterias dated September 8, 2014 (the “Agreement”)..

(B)	The Parties desire to amend the Agreement to provide for the Company’s early exercise of the Option (as defined in the Agreement) and the Charity’s continued conduct of the Clinical Trial.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Amendment, capitalized terms used but not defined shall have the meaning attributed to them in the Agreement.

1.2	In this Amendment:

1.2.1	unless the context requires otherwise, all references to a particular Clause, paragraph or Schedule shall be references to that clause, paragraph or schedule, of or to this Amendment;

1.2.2	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.3	unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.4	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation, provided that the modification or re-enactment does not diminish the rights or extend the obligations of any Party; and

1.2.5	references to the words “include” or “including” shall be construed without limitation to the generality of the preceding words.

2.	AMENDMENTS

2.1	Clause 1.1 of the Agreement is hereby revised to delete in its entirety the definition of “Signature Period.”

2.2	The following two clauses are hereby added to the Agreement as Clauses 3.14 and 3.15 respectively:

3.14	Promptly following the Amendment Effective Date, the Charity and the Company acting reasonably and in good faith shall agree a plan (“3.14 Plan”) under which the Charity shall provide to the Company:

3.14.1	all manufacturing Know-How, information, and regulatory information in the Charity’s Control that is related to the Product Manufacturing Process, including batch records (collectively, the “Product Manufacturing Process Information”);

3.14.2	reasonable access to personnel responsible for the conduct and control of the Clinical Trial and the generation and implementation of the Product Manufacturing Process Information;

3.14.3	all Clinical Trial Results existing as of the Amendment Effective Date;

3.14.4	copies of all material regulatory filings (including clinical trial authorisations) and correspondence with any Regulatory Authority regarding the Product; and

3.14.5	the 3.14 Plan shall include a methodology for the periodic identification and provision to the Company of all data and information that are generated as a result of the Charity continuing to conduct the Clinical Trial under the Agreement and Controlled by the Charity.

3.14.6	The 3.14 Plan shall be reviewed and amended as the Parties acting reasonably may from time to time agree so as to facilitate the implementation of this clause 3.14. The Charity shall at all times during the Clinical Trial use its Commercially Reasonable Efforts to faithfully adhere to the 3.14 Plan.

3.14.7	The Company acknowledges and agrees that save in respect of Data Listings, the Final Report, and data arising from the Clinical Trial that are provided by the Charity to the Company after the Clinical Trial Database Lock Date, the Clinical Trial Results that are provided to the Company under the 3.14 Plan will not be cleaned or validated and therefore should not be relied upon and the Company uses those Clinical Trial Results at its own risk.

3.15	The Company hereby elects pursuant to clause 3.11 of the Agreement to receive a Full Clinical Study Report instead of a Report Synopsis. For the avoidance of doubt, the Charity will provide a Full Clinical Study Report within [***] after the Clinical Trial Database Lock Date and the Company’s payment of the Option Fee pursuant to clause 4.1.2 of that certain License Agreement entered into by CRT and the Company on even date herewith shall be credited against the Full CS Report Fee.

2.3	Clauses 7.4 and 7.5 of the Agreement are hereby deleted in their entirety and replaced with the following:

7.4.	Effective on the Amendment Effective Date: (i) the Company hereby submits its Exercise Notice to CRT to exercise the Option to enter into the License; and (ii) the Parties agree to execute and enter into the License on the Amendment Effective Date (the “License Agreement”).

2.4	Clause 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

11.1	Unless terminated earlier pursuant to the provisions hereunder, and except as otherwise provided hereunder, this Agreement shall remain in full force and effect from the Commencement Date until the date that the Company receives the Final Report or, if later, the Full Clinical Study Report.

2.5	The following is hereby added to the end of Clause 11.5:

11.5	Upon either Party’s reasonable request, and without affecting the Charity’s rights and powers under this Agreement the Parties shall discuss in good faith the merits of continuing versus winding down the Clinical Trial, taking into consideration, without limitation, the results of the trial data generated to date, trial recruitment, and resource allocation.

2.6	The address of the Company in Clause 16.1 is hereby deleted in its entirety and replaced with the following:

Lineage Cell Therapeutics, Inc.

2173 Salk Avenue, Suite 200

Carlsbad, CA 92008

Contact: Legal

Email: legal@lineagecell.com

3.	assignment

3.1	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Asterias hereby assigns to Lineage Cell, and Lineage Cell hereby accepts and assumes, all of Asterias’ rights and obligations under the Agreement, including all rights, claims, and causes of action of Asterias under the Agreement existing as of the Amendment Effective Date. All such assigned rights shall inure to the benefit of and be enforceable by Lineage Cell, and all such obligations shall be binding on and be enforceable against Lineage Cell by the Charity and CRT, in each case in accordance with the terms of the Agreement. All references in the Agreement to “the Company” shall, as of the Amendment Effective Date, be references to Lineage Cell.

3.2	CRT and the Charity hereby agree and consent to the assignment and transfer set forth in clause 3.1.

4.	ENTIRE AGREEMENT

4.1	Except as expressly modified herein, all terms and conditions set forth in the Agreement, as in effect on the Amendment Effective Date, shall remain in full force and effect. The Agreement as modified by this Amendment, together with the License Agreement, embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Amendment. No party has relied on any statement in deciding to enter into this Amendment that is not expressly set out in this Amendment.

5.	SEVERABILITY

5.1	If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Amendment, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Amendment and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Amendment shall be valid and enforceable to the fullest extent permissible by law.

6.	EXECUTION

6.1	This Amendment may be executed in any one or more number of counterpart agreements, and as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Amendment is governed by and construed in accordance with English Law and each Party hereby agrees to submit to the exclusive jurisdiction of the English Courts in respect of any claim or dispute arising out of this Amendment or its subject matter.

IN WITNESS whereof this Agreement has been executed by duly authorised officers of the Parties on the day first above written.

Signed by:	/s/ Tony Hickson
Name:	Tony Hickson
Title:	Chief Business Officer

For and on behalf of
CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:	/s/ Dr Nigel A Blackburn
Name:	Dr Nigel A Blackburn
Title:	Director of Drug Development

For and on behalf of
CANCER RESEARCH UK

Signed by:	/s/ Brandi Roberts
Name:	Brandi Roberts
Title:	Chief Financial Officer

For and on behalf of
ASTERIAS BIOTHERAPEUTICS, INC.

Signed by:	/s/ Brian M. Culley
Name:	Brian M. Culley
Title:	Chief Executive Officer

For and on behalf of
LINEAGE CELL THERAPEUTICS, INC.